SEVENTH SUPPLEMENTAL INDENTURE

SEVENTH SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of May 23, 2005 among:  Dollar General Corporation (the “Company”), a corporation duly organized and existing under the laws of the State of Tennessee; Dolgencorp, Inc., a Kentucky corporation; Dolgencorp of Texas, Inc., a Kentucky corporation; DG Logistics, LLC, a Tennessee limited liability company; Dade Lease Management, Inc., a Delaware corporation; Dollar General Partners, a Kentucky general partnership; Dollar General Financial, Inc., a Tennessee corporation; Nations Title Company, Inc., a Tennessee corporation; Dollar General Intellectual Property, L.P., a Vermont limited partnership; The Greater Cumberland Insurance Company, a Vermont corporation; Dolgencorp of New York, Inc., a Kentucky corporation; Dollar General Stores, Ltd., a Kentucky limited partnership; DGC Properties, LLC, a Delaware limited liability company; DGC Properties of Kentucky, LLC, a Delaware limited liability company; Dollar General Investment, Inc., a Delaware corporation; Lonestar Administrative Services, Inc., a Tennessee corporation; Dollar General Global Sourcing Limited, a Hong Kong corporation; and DGC Holdings, LLC, a Delaware limited liability company (collectively, the “Existing Guarantors”); and Ashley River Insurance Company, Inc., a South Carolina corporation, and DG Transportation, Inc., a Tennessee corporation (the “Additional Guarantors” and, together with the Existing Guarantors, the “Guarantors”); and Wachovia Bank, National Association, [formerly known as First Union National Bank] a national banking association, as trustee (the “Trustee”).

WITNESSETH

WHEREAS, the Company and the Existing Guarantors have heretofore executed and delivered to the Trustee an indenture (the “Indenture”), dated as of June 21, 2000, as amended by that certain First Supplemental Indenture dated as of July 28, 2000, that certain Second Supplemental Indenture dated as of June 18, 2001, that certain Third Supplemental Indenture dated as of June 20, 2002, that certain Fourth Supplemental Indenture dated as of December 11, 2002, that certain Fifth Supplemental Indenture dated as of May 23, 2003, and that certain Sixth Supplemental Indenture dated as of July 15, 2003, providing for the issuance of an aggregate principal amount of $200,000,000 of 8 5/8% Notes due June 15, 2010 (the “Notes”);

WHEREAS, Section 4.06 and Article X of the Indenture provide that under certain circumstances the Company may or must cause certain of its Subsidiaries to execute and deliver to the Trustee a supplement to the Indenture pursuant to which such Subsidiaries shall unconditionally guarantee all of the Company’s Obligations under the Notes pursuant to a Guarantee on the terms and conditions set forth herein; and

WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Company, the Additional Guarantor and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

1.

Capitalized Terms.  Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

2.

Agreement to Guarantee.  The Additional Guarantor hereby agrees, jointly and severally with all other Guarantors, to unconditionally guarantee the Company’s Obligations under the Notes and the Indenture on the terms and subject to the conditions set forth in Article X of the Indenture and to be bound by all other applicable provisions of the Indenture and the Notes.  The Additional Guarantor hereby agrees that its Guarantee shall remain in full force and effect notwithstanding any failure to endorse on each Note a notation of such Guarantee.  This Guarantee is subject to release as and to the extent provided in Section 10.04 of the Indenture.  This Guarantee shall remain in full force and effect irrespective of the release of the Guarantee of any Guarantor other than the Additional Guarantor making the Guarantee as provided in Section 10.04 of the Indenture.

3.

No Recourse Against Others.  No past, present or future director, officer, employee, incorporator, partner, member, shareholder or agent of any Guarantor, as such, shall have any liability for any obligations of the Company or any Guarantor under the Notes, any Guarantee, the Indenture or this Supplemental Indenture or for any claim based on, in respect of, or by reason of, such obligations.  Each Holder by accepting a Note waives and releases all such liability.  Such waiver and release form a part of the consideration for issuance of the Notes and the Guarantees.

4.

Governing Law.  This Supplemental Indenture shall be governed by, and construed in accordance with, the laws of the State of New York.

5.

Counterparts.  The parties may sign any number of copies of this Supplemental Indenture.  Each signed copy shall be an original, but all of them together represent the same agreement.

6.

Effect of Headings.  The Section headings herein are for convenience only and shall not affect the construction hereof.

7.

The Trustee.  The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the correctness of the recitals of fact contained herein, all of which recitals are made solely by the Additional Guarantor.

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first above written.

ASHLEY RIVER INSURANCE COMPANY, INC.

By:	/s/ Wade Smith
	Name:	Wade Smith
	Title:	Treasurer

DG TRANSPORTATION, INC.

By:	/s/ Wade Smith
	Name:	Wade Smith
	Title:	Treasurer

DOLLAR GENERAL CORPORATION

By:	/s/ Wade Smith
	Name:	Wade Smith
	Title:	Treasurer

DOLGENCORP, INC.

By:	/s/ Wade Smith
	Name:	Wade Smith
	Title:	Treasurer

DOLGENCORP OF TEXAS, INC.

By:	/s/ Wade Smith
	Name:	Wade Smith
	Title:	Treasurer

DG LOGISTICS, LLC
By: Dolgencorp, Inc., its Managing Member

By:	/s/ Wade Smith
	Name:	Wade Smith
	Title:	Treasurer

DADE LEASE MANAGEMENT, INC.

By:	/s/ Wade Smith
	Name:	Wade Smith
	Title:	Treasurer

DOLLAR GENERAL PARTNERS

By: Dolgencorp, Inc., a general partner

By:	/s/ Wade Smith
	Name:	Wade Smith
	Title:	Treasurer

By: Dade Lease Management, Inc., a general partner

By:	/s/ Wade Smith
	Name:	Wade Smith
	Title:	Treasurer

By: Dollar General Financial, Inc., a general partner

By:	/s/ Wade Smith
	Name:	Wade Smith
	Title:	Treasurer

DOLLAR GENERAL FINANCIAL, INC.

By:	/s/ Wade Smith
	Name:	Wade Smith
	Title:	Treasurer

NATIONS TITLE COMPANY, INC.

By:	/s/ Wade Smith
	Name:	Wade Smith
	Title:	Treasurer

DOLLAR GENERAL INTELLECTUAL
PROPERTY, L.P.

By: Dade Lease Management, Inc., its General Partner

By:	/s/ Wade Smith
	Name:	Wade Smith
	Title:	Treasurer

THE GREATER CUMBERLAND INSURANCE
COMPANY

By:	/s/ Wade Smith
	Name:	Wade Smith
	Title:	Treasurer

DOLGENCORP OF NEW YORK, INC.

By:	/s/ Wade Smith
	Name:	Wade Smith
	Title:	Treasurer

DOLLAR GENERAL STORES
By: Dolgencorp, Inc., its general partner

By:	/s/ Wade Smith
	Name:	Wade Smith
	Title:	Treasurer

DGC PROPERTIES, LLC
By: Dolgencorp, Inc., its Managing Member

By:	/s/ Wade Smith
	Name:	Wade Smith
	Title:	Treasurer

DGC PROPERTIES OF KENTUCKY, LLC
By: Dollar General Partners, its Managing Member
By: Dolgencorp, Inc., a general partner

By:	/s/ Wade Smith
	Name:	Wade Smith
	Title:	Treasurer

By: Dade Lease Management, Inc., a general partner

By:	/s/ Wade Smith
	Name:	Wade Smith
	Title:	Treasurer

By: Dollar General Financial, Inc., a general partner

By:	/s/ Wade Smith
	Name:	Wade Smith
	Title:	Treasurer

DOLLAR GENERAL INVESTMENT, INC.

By:	/s/ Wade Smith
	Name:	Wade Smith
	Title:	Treasurer

LONESTAR ADMINISTRATIVE SERVICES, INC.

By:	/s/ Wade Smith
	Name:	Wade Smith
	Title:	Treasurer

DOLLAR GENERAL GLOBAL SOURCING
LIMITED

By:	/s/ Wade Smith
	Name:	Wade Smith
	Title:	Treasurer

DGC HOLDINGS, LLC
By: Dollar General Corporation, its Managing Member

By:	/s/ Wade Smith
	Name:	Wade Smith
	Title:	Treasurer

WACHOVIA BANK, NATIONAL ASSOCIATION,
TRUSTEE

By:	/s/ Laura Bass
	Name:	Laura Bass
	Title:	Assistant Vice President